Exhibit 16.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

December 20, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Diversified Resources, Inc.

Dear Sirs/Madams:

I have read Item 4.01 of the Current Report on Form 8-K/A dated December 20, 2012 of Diversified Resources, Inc., and I agree with the statements made therein concerning my firm.

Very truly yours,

 /s/ John Kinross-Kennedy

John Kinross-Kennedy